Exhibit 99.1

Rogers Corporation Reports Results for the Third Quarter of 2015

  Third quarter net sales of $160.4 million, down 1.6%
    Organic sales decline of 14.1%, excludes unfavorable currency impact of 4.6%
    Acquisition contribution of 17.1% sales growth
  EPS of $0.79 (non-GAAP) excludes $0.12 per diluted share of discrete tax and restructuring severance charges; (GAAP EPS of $0.67)
  Gross margin of 37.1%
  Operating margin of 14.7% (non-GAAP); 14.4% (GAAP)
  Arlon acquisition continues to perform well:
    Sales contribution of $27.8 million
    Earnings of $0.19 per diluted share

ROGERS, Conn.--(BUSINESS WIRE)--October 28, 2015--Rogers Corporation (NYSE:ROG) today announced financial results for the third quarter of 2015.

For the third quarter of 2015 net sales were $160.4 million with net earnings of $0.67 per diluted share. The acquired Arlon business contributed $27.8 million of net sales and earnings of $0.19 per diluted share for the quarter. The Company incurred charges of $0.10 per diluted share for discrete tax adjustments and $0.02 per diluted share of restructuring severance charges in the third quarter of 2015. Exclusive of these impacts, non-GAAP net earnings were $0.79 per diluted share. Net sales were slightly below and non-GAAP net earnings exceeded the Company’s guidance provided on July 29, 2015. Net sales for the third quarter of 2014 were $163.1 million with net earnings of $1.09 per diluted share.

The Company sustained a year-over-year quarterly net sales decline of 1.6%. Organic sales declined 14.1% on a currency adjusted basis from the same quarter of the prior year. Fluctuations in currency exchange rates from the third quarter of 2014 unfavorably impacted organic sales by 4.6%. Arlon contributed 17.1% of incremental net sales for the quarter. The decline in quarterly net sales from the prior year negatively impacted overall operating performance. As a result, the Company realized a benefit during the quarter from a reduction in incentive compensation accruals, which was substantially offset by discrete charges related to certain tax and restructuring severance charges identified above.

Bruce D. Hoechner, President and CEO, commented, “Rogers’ earnings in the third quarter exceeded our guidance despite weaker demand across our businesses. Sales were impacted by the general slowdown in global economies. Rogers continues to benefit from our focus on the key elements of our growth strategy, particularly the strong execution of our operational excellence initiatives, which has helped us maintain margin and profitability performance. We are very pleased with the performance of the Arlon business, which has consistently exceeded our revenue and profit targets. Confidence remains positive in the medium to long-term in our key megatrend markets, and we believe the Company is well-positioned to capitalize on the opportunities ahead when the global markets recover. In the interim, we will closely manage our businesses to mitigate the impact of current economic conditions.”

Business Segment Discussion

Advanced Connectivity Solutions (ACS)
Advanced Connectivity Solutions reported third quarter of 2015 net sales of $66.2 million, a 4.4% increase compared to third quarter of 2014 net sales of $63.4 million. Organic sales declined 20.3% on a currency adjusted basis from the same quarter of the prior year. Fluctuations in currency exchange rates unfavorably impacted net sales in the third quarter by approximately $0.9 million or 1.5% as compared with the third quarter of 2014. Net sales include $16.6 million from the acquired Arlon business in the third quarter of 2015. Weaker demand in the 4G LTE basestation supply chain primarily in China more than offset strong growth in circuit materials used in automotive Advanced Driver Assistance Systems and aerospace and defense applications.

Elastomeric Material Solutions (EMS)
Elastomeric Material Solutions reported third quarter of 2015 net sales of $46.8 million, a 0.2% increase compared to third quarter 2014 net sales of $46.7 million. Organic sales declined by 10.5% on a currency adjusted basis from the same quarter of the prior year. Fluctuations in currency exchange rates unfavorably impacted net sales in the third quarter by approximately $1.0 million or 2.1% as compared with the third quarter of 2014. Net sales include $6.0 million from the acquired Arlon business in the third quarter of 2015. Third quarter results were impacted by the continued decline in elastomeric materials in portable electronics partially offset by increases in mass transit and automotive applications.

Power Electronics Solutions (PES)
Power Electronics Solutions reported third quarter of 2015 net sales of $36.6 million, a 21.3% decrease compared to third quarter of 2014 net sales of $46.5 million. Sales decreased by 9.7% on a currency adjusted basis from the same quarter of the prior year. Net sales were unfavorably impacted by approximately $5.4 million or 11.6% due to fluctuations in currency exchange rates as compared with the third quarter of 2014. General weakness in power electronics end markets driven by a slowdown in infrastructure investments negatively impacted sales in this segment.

Other
Net sales of other products reported for the third quarter of 2015 were $10.9 million, an increase of 66.4% compared to the third quarter of 2014 net sales of $6.5 million. This increase was driven by Arlon related sales of $5.2 million in the third quarter of 2015.

Operational Highlights
Rogers ended the third quarter of 2015 with cash and cash equivalents of $192.6 million, a decrease of $44.8 million, or 18.9%, from $237.4 million at December 31, 2014. Net cash provided by operating activities was $45.6 million for the first three quarters of 2015 compared to $57.5 million for the first three quarters of 2014. Capital expenditures were approximately $7.3 million and $21.6 million for the quarter and nine months ended September 30, 2015, respectively.

The Company’s gross margin was 37.1% in the third quarter of 2015 compared to 39.6% for the third quarter of 2014. Non-GAAP operating margin was 14.7% and GAAP operating margin was 14.4% for the third quarter of 2015 compared to 17.4% (GAAP) for the third quarter of 2014.

The Company’s 2015 third quarter effective tax rate was 43.5%. The tax rate was unfavorably impacted by discrete tax charges related to the finalization of 2014 income tax returns and changes in the earnings mix on a global jurisdictional basis.

Share Repurchase Program
As previously announced, during the third quarter of 2015 the Company initiated a share repurchase program of up to $100 million of shares of the Company’s capital stock. In conjunction with this program, during the third quarter of 2015, the Company repurchased 678,300 shares at an aggregate cost of $37.5 million.

Outlook
Rogers projects its fourth quarter of 2015 net sales will be between $145 to $155 million and net earnings of between $0.53 and $0.63 per diluted share. Included in the fourth quarter of 2015 net sales guidance is the unfavorable impact of approximately $4.7 million due to currency exchange rates.

For the full year of 2015, Rogers expects capital expenditures to be in the range of $30 to $33 million and its effective tax rate to be approximately 32%.

Non-GAAP Financial Measures
Reconciliations of non-GAAP measures used in this release to the applicable GAAP financial measures appear at the end of the press release.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, safety and protection applications as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; the possibility that changes in technology or market requirements will reduce the demand for our products and/or increase competition; the possibility of adverse effects resulting from the expiration of issued patents; any difficulties integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected or additional costs may be incurred; delays or problems in completing planned operational enhancements to various facilities; and our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges. The risk factors identified in our filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein. This release refers to various non-GAAP financial measures. We believe that this information is useful to understanding the operating results and ongoing performance of our underlying businesses.

Additional Information and October 29, 2015 Conference Call

For more information, please contact the Company directly, via email or visit the Rogers website.

Website Address: http://www.rogerscorp.com

A conference call to discuss 2015 third quarter results will be held on Thursday, October 29, 2015 at 9:00AM (Eastern Time).

A slide presentation will be made available prior to the start of the call. The slide presentation can be accessed under the investor relations section of the Rogers Corporation website (www.rogerscorp.com/ir).

The Rogers participants in the conference call will be:

Bruce D. Hoechner, President and CEO
David Mathieson, Vice President, Finance and CFO
Robert C. Daigle, Senior Vice President and CTO

A Q&A session will immediately follow management’s comments.

To participate in the conference call, please call:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

For playback access, please call: 1-855-859-2056 in the United States and 1-404-537-3406 internationally through 11:59PM (Eastern Time), November 4, 2015. The passcode for the audio replay is 30242312.

The call will also be webcast live in a listen-only mode. The webcast may be accessed through links available on the Rogers Corporation website at www.rogerscorp.com/ir. Replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

(Financial Statements Follow)

Condensed Consolidated Statements of Income (Unaudited)

	Quarter Ended		Nine Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net sales	$160,366	$163,052	$488,515	$463,187
Cost of sales	100,836	98,504	306,041	287,583
Gross margin	59,530	64,548	182,474	175,604

Selling general and administrative expenses	29,190	30,182	98,363	92,279
Research and development expenses	7,285	5,977	20,446	17,259
Operating income	23,055	28,389	63,665	66,066

Equity income in unconsolidated joint ventures	877	953	2,187	2,992
Other income (expense), net	(756)	(107)	(1,404)	(1,374)
Interest income (expense), net	(1,126)	(698)	(3,435)	(2,167)
Income before income tax expense	22,050	28,537	61,013	65,517

Income tax expense	9,595	8,149	21,392	19,647
Net income	$12,455	$20,388	$39,621	$45,870

Basic net earnings per share:	$0.68	$1.12	$2.14	$2.53

Diluted net earnings per share:	$0.67	$1.09	$2.10	$2.46

Shares used in computing:
Basic	18,430	18,259	18,511	18,123
Diluted	18,650	18,734	18,859	18,657

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$192,606	$237,375
Accounts receivable, net	102,396	94,876
Accounts receivable from joint ventures	3,223	1,760
Accounts receivable, other	1,507	1,823
Taxes receivable	1,953	606
Inventories	85,536	68,628
Prepaid income taxes	3,661	4,586
Deferred income taxes	9,878	8,527
Asbestos related insurance receivables	6,827	6,827
Other current assets	8,423	7,046
Assets held for sale	8,469	-
Total current assets	424,479	432,054

Property, plant and equipment, net	180,145	150,420
Investments in unconsolidated joint ventures	17,938	17,214
Deferred income taxes	13,362	44,853
Pension Asset	403	403
Goodwill	177,604	98,227
Other intangible assets	77,577	38,340
Asbestos related insurance receivables	46,186	46,186
Other long term assets	6,275	7,420
Total assets	$943,969	$835,117

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$24,352	$20,020
Accrued employee benefits and compensation	21,604	33,983
Accrued income taxes payable	10,049	6,103
Current portion of lease obligation	287	747
Current portion of long term debt	3,094	35,000
Asbestos related liabilities	6,827	6,827
Other accrued liabilities	20,370	17,765
Liabilities held for sale	1,743	-
Total current liabilities	88,326	120,445

Long term lease obligation	5,772	6,042
Long term debt	176,219	25,000
Pension liability	13,150	17,652
Retiree health care and life insurance benefits	8,768	8,768
Asbestos related liabilities	49,718	49,718
Non-current income tax	12,702	10,544
Deferred income taxes	9,889	14,647
Other long term liabilities	3,298	338

Shareholders’ equity
Capital stock	17,982	18,404
Additional paid in capital	112,785	137,225
Retained income	531,049	491,428
Accumulated other comprehensive income (loss)	(85,689)	(65,094)
Total shareholders’ equity	576,127	581,963
Total liabilities and shareholders’ equity	$943,969	$835,117

Reconciliation of non-GAAP Financial Measures to the Comparable GAAP Measures

Non-GAAP Financial Measures

Management believes non-GAAP information provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that are generally non-recurring and accordingly may not be indicative of the core business operating results. The Company believes that this additional financial information is useful to management and investors in assessing the Company’s historical performance and when planning, forecasting and analyzing future periods. However, the non-GAAP information has limitations as an analytical tool and should not be considered in isolation from, or as alternatives to, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to non-GAAP Net Earnings Per Diluted Share for the Third Quarter 2015:

The following table includes discrete charges related to special adjustments.

Earnings Per Diluted Share	Q3 2015
GAAP net earnings per diluted share	$0.67

Tax items	$0.10
Restructuring severance charges	$0.02
Total special adjustments	$0.12
Non-GAAP net earnings per diluted share	$0.79

Reconciliation of GAAP to non-GAAP Operating Margin for the Third Quarter of 2015:

The following table includes discrete charges related to special adjustments.

Operating Margin	Q3 2015
GAAP operating margin	14.4%

Restructuring severance charges	0.3%
Total special adjustments	0.3%

Non-GAAP operating margin	14.7%

Reconciliation of GAAP to non-GAAP Earnings Per Share Guidance for the Third Quarter of 2015:

The following table includes integration related to the acquisition of Arlon and other discrete charges.

Q3 2015
Guidance Q3 2015 GAAP earnings per diluted share	$0.62 - $0.72

Add back special charges, net of tax:
Estimated integration costs	$0.03
Other discrete charges	$0.02
Total special charges	$0.05

Guidance Q3 2015 non-GAAP earnings per diluted share	$0.67 - $0.77

CONTACT:
Rogers Corporation
Financial News Contact:
David Mathieson, 860-779-4033
FAX: 860-779-5509
Vice President, Finance and Chief Financial Officer
or
Investor Contact:
William J. Tryon, 860-779-4037
FAX: 860-779-5509
Director, Investor and Public Relations
william.tryon@rogerscorp.com